UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)		June 16, 2003
PEPCO HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-31403 (Commission File Number)	52-2297449 (I.R.S. Employer Identification No.)
701 Ninth Street, N. W., Washington, D. C (Address of principal executive offices		20068 (Zip Code)
Registrant's telephone number, including area code		(202) 872-3526
(Former Name or Former Address, if Changed Since Last Report)

PEPCO HOLDINGS, INC Form 8-K
Item 5.

Other Events.

Pepco Holdings, Inc. (PHI) announced that it has discontinued all further new investment activity of its subsidiary, Potomac Capital Investment Corporation (PCI). PCI manages a portfolio of financial investments and strategic operating businesses. As a result, PHI intends to reduce staffing at PCI to a level necessary to maintain its corporate responsibilities, including managing existing investments, including its energy leveraged leases and a ten-story, 360,000 square foot office building in downtown Washington, D.C. (which serves as the corporate headquarters of PHI and its subsidiary Potomac Electric Power Company), paying all obligations and the previously disclosed disposition of its remaining aircraft as well as the disposition of marketable securities as required under the Securities and Exchange Commission order issued under the Public Utility Holding Company Act of 1935, as amended, approving the merger of Potomac Electric Power Company and Conectiv to form PHI. On August 1, 2003, PCI's strategic operating businesses, W. A. Chester and Severn Cable will be reorganized to become subsidiaries of Pepco Energy Services, Inc., another PHI subsidiary.

Signatures Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
June 16, 2003 DATE	PEPCO HOLDINGS, INC. (Registrant) By: /s/ DENNIS R. WRAASE Dennis R. Wraase President and Chief Executive Officer -2-